Exhibit 1

                      Schedule 13D Joint Filing Agreement

The undersigned and each other person executing this joint filing agreement (this "Agreement") agree as follows:

The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct

In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth below.

Date: August 7, 2003

Signatures:

Corporate Opportunities Fund, L.P.

By: SMM Corporate Management, LLC, general partner


By      /s/ James C. Gale
   --------------------------------
Name: James C. Gale
Title: Manager

Corporate Opportunities Fund (Institutional), L.P.

By: SMM Corporate Management, LLC, general partner


By      /s/ James C. Gale
   --------------------------------
Name: James C. Gale
Title: Manager

Corporate Opportunities Management, LLC


By      /s/ James C. Gale
   --------------------------------
Name: James C. Gale
Title: Manager


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Sanders Morris Harris Inc.


By      /s/ James C. Gale
   --------------------------------
Name: James C. Gale
Title: Managing Director


        /s/ James C. Gale
-----------------------------------
Name: James C. Gale


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